                                                                   EXHIBIT 10.2


                                    STANDSTILL AND STOCK

                                    RESTRICTION AGREEMENT

                                        by and between

                                      COMMERCE ONE, INC.,

                                              and

                                            SAP AG


                                         JUNE 14, 2000

                                       TABLE OF CONTENTS
                                       -----------------

                                                                           PAGE


ARTICLE I DEFINITIONS.........................................................1

ARTICLE II STANDSTILL OBLIGATIONS AND TRANSFER RESTRICTIONS...................5

    2.1 The Purchaser's Standstill Obligations................................5
    2.2 The Purchaser's Transfer Restrictions.................................6
    2.3 Company Notice to Purchaser...........................................8

ARTICLE III VOTING OBLIGATIONS................................................8
    3.1 The Purchaser's Voting Obligations....................................8

ARTICLE IV MISCELLANEOUS......................................................9

    4.1  Governing Law; Jurisdiction and Venue.................................9
    4.2  Survival.............................................................10
    4.3  Assignment...........................................................10
    4.4  Entire Agreement; Amendment..........................................10
    4.5  Notices, etc.........................................................10
    4.6  Delays or Omissions..................................................10
    4.7  Expenses.............................................................10
    4.8  Specific Performance.................................................10
    4.9  Stop Transfer Orders; Legends........................................11
    4.10 Further Assurances...................................................11
    4.11 Facsimile; Counterparts..............................................11
    4.12 Severability.........................................................11
    4.13 Interpretation.......................................................11
    4.14 Attorneys' Fees......................................................11


                                                                 EXECUTION COPY

                    STANDSTILL AND STOCK RESTRICTION AGREEMENT

      This Standstill and Stock Restriction Agreement (hereinafter the "Agreement") is made as of June 14, 2000 by and between Commerce One, Inc., a Delaware corporation (the "Company") and SAP Aktiengesellschaft, a stock corporation incorporated under the laws of the Federal Republic of Germany (the "Purchaser").

      WHEREAS, the Company and Purchaser have executed that certain Share Purchase Agreement pursuant to which Purchaser has agreed to purchase common stock of the Company, dated as of even date herewith (the "Purchase Agreement");

      WHEREAS, as a condition precedent to the Company entering into the Purchase Agreement and completing the purchase contemplated therein, simultaneously with entering into the Purchase Agreement, Purchaser is entering in this Agreement;

      WHEREAS, the Company and Purchaser desire, in connection with the execution of the Purchase Agreement, to make certain covenants and agreements with one another pursuant to this Agreement;

      NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                                 DEFINITIONS

      For the purpose of this Agreement, the following terms shall have the meanings specified with respect thereto below:

      "Affiliate" shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; PROVIDED, HOWEVER, that for purposes of this Agreement, the Purchaser and its Affiliates, on the one hand, and the Company and its Affiliates, on the other, shall not be deemed to be "Affiliates" of one another.

      "Beneficially Own," "Beneficially Owned," or "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

      "Board Approval" shall mean the affirmative vote of a majority of the Disinterested Directors of the Company or a unanimous written consent of the Board of Directors of the Company duly obtained in accordance with the applicable provisions of the Company's certificate of incorporation, bylaws and applicable law.

      "Change in Control of the Company" shall mean any of the following:
(i) a merger, consolidation or other business combination or transaction to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger, consolidation or other business combination or transaction, as a result of such share ownership, have Beneficial Ownership of voting securities representing less than 50% of the Total Current Voting Power of the surviving entity following such merger, consolidation or other business combination or transaction; (ii) an acquisition by any person, entity or 13D Group of direct or indirect Beneficial Ownership of Voting Stock of the Company representing 50% or more of the Total Current Voting Power of the Company; (iii) an acquisition by any Competitor of direct or indirect Beneficial Ownership of Voting Stock of the Company representing 25% or more of the Total Current Voting Power of the Company; (iv) a sale of all or substantially all of the assets of the Company; (v) a liquidation or dissolution of the Company; (vi) the institution of any proceeding by or against the Company under the provisions of any insolvency or bankruptcy law which is not dismissed within ninety (90) days, the appointment of a receiver of a material portion of the assets or property of the Company, or the issuance of an order for an execution on a material portion of the property of the Company pursuant to a judgment which is not dismissed within ninety (90) days; or (vii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in the preceding clauses) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

      "Company Common Stock" shall mean shares of the Common Stock of the Company.

      "Competitor" shall mean (a) Oracle Corporation, International Business Machines Corporation, i2 Technologies, Inc., Peoplesoft, Inc., Baan Company, N.V., Siebel Systems, Inc. and Ariba Inc. and their successors, (b) any person in which any of the persons set forth in clause (a) own more than twenty percent (20%) of the Total Current Voting Power of such person or (c) any person with which any of the persons set forth in clause (a) have a strategic alliance or similar agreement that provides for the joint offering of a solution that substantially competes with a solution offered by SAPMarkets, Inc. or its Affiliates.

      "Competitor Offer" shall mean (a) a bona fide public tender offer subject to the provisions of Regulation 14D of the rules and regulations promulgated under the Exchange Act made by a Competitor when first commenced within the meaning of Rule 14d-2(a) of the rules and regulations promulgated under the Exchange Act, by a person or 13D Group (which is not made by and does not include the Purchaser or any Affiliate of the Purchaser) to purchase or exchange for cash or other consideration any Voting Stock and which consists of an offer that, if consummated, would result in the Competitor acquiring Beneficial Ownership of Voting Stock of the Company representing more than 25% of the Total Current Voting Power of the Company or (b) the execution of a definitive agreement between the Company and a Competitor that provides for the Competitor acquiring

Beneficial Ownership of Voting Stock of the Company representing more than 25% of the Total Current Voting Power of the Company.

      "Control" or "Controlled by" shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act.

      "Disinterested Director" means a member of the Board of Directors of the Company who is not (i) an employee or consultant of Purchaser or any of its Affiliates; (ii) a member of the Board of Directors of Purchaser or any of its Affiliates; or (iii) the holder of more than three percent (3%) of the voting stock of Purchaser or any of its Affiliates.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Non-Voting Convertible Securities" shall mean any securities of the Company which are convertible into, exchangeable for or otherwise exercisable to acquire Voting Stock of the Company, including convertible securities, warrants, rights or options to purchase Voting Stock of the Company.

      "Opposed Tender Offer" shall mean a Third Party Tender Offer pursuant to which the Board of Directors of the Company has publicly published, sent or given to security holders of the Company a statement disclosing that the Company recommends rejection of the Third Party Tender Offer pursuant to Rule 14e-2 of the rules and regulations promulgated under the Exchange Act.

      "person" shall mean an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Purchaser Controlled Entity" shall mean an entity of which the Purchaser collectively owns not less than a majority of the outstanding voting power entitled to vote in the election of directors of such entity (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity).

      "Rule 144" shall mean Rule 144 as promulgated under the Securities Act.

      "SEC" shall mean the U.S. Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Shares" shall mean the shares of Company Common Stock sold to Purchaser pursuant to the Purchase Agreement (and all securities of Company issued with respect to such shares pursuant to the reorganization of the Company into a holding company structure, stock splits, stock dividends and similar events).

      "Standstill Limit" shall mean 10% of the Total Current Voting Power of the Company.

      "Standstill Period" shall mean the period beginning on the date hereof and ending on the occurrence of a Standstill Termination Event.

      "Standstill Reinstatement Event" shall mean the occurrence of the withdrawal or termination (including, without limitation, as a result of a temporary restraining order or an injunction issued by a governmental entity) of a Competitor Offer prior to the third anniversary of the date of this Agreement.

      "Standstill Revised Limit" shall mean the percentage of the Total Voting Current Voting Power of the Company represented by all Voting Stock held by Purchaser as of the occurrence of a Standstill Reinstatement Event.

      "Standstill Termination Event" shall mean the earliest to occur of the following: (i) a Change in Control of the Company (other than a Change in Control of the Company involving the Purchaser or any Affiliate of the Purchaser or a 13D Group of which Purchaser or any Affiliate of Purchaser is a member), (ii) a Strategic Alliance Agreement Termination; (iii) the third anniversary of the date of this Agreement; or (iv) a Competitor Offer, PROVIDED, HOWEVER, that upon a Standstill Reinstatement Event, the Standstill Termination Event shall not be deemed to have occurred and the Standstill Period shall be deemed to be reinstated and, PROVIDED, FURTHER, that if the Standstill Revised Limit is greater than the Standstill Limit, then the Standstill Revised Limit and not the Standstill Limit shall thereafter be deemed the Standstill Limit for all purposes hereunder.

      "Strategic Alliance Agreement" shall mean the strategic alliance agreement contemplated among the Company, Purchaser and SAPMarkets, Inc.

      "Strategic Alliance Agreement Termination" shall mean a termination of the Strategic Alliance Agreement in accordance with its terms, other than a termination by the Company due to a material breach of the Technology Agreement by Purchaser as provided for in the Strategic Alliance Agreement; PROVIDED, HOWEVER, if the Strategic Alliance Agreement is not entered into with one (1) year of the date hereof, a "Strategic Alliance Agreement Termination" shall mean the first anniversary of the date of this Agreement.

      "Third Party Tender Offer" shall mean a bona fide public tender offer subject to the provisions of Regulation 14D of the rules and regulations promulgated under the Exchange Act when first commenced within the meaning of Rule 14d-2(a) of the rules and regulations promulgated under the Exchange Act, by a person or 13D Group (which is not made by and does not include any of the Company, the Purchaser or any Affiliate of the Purchaser) to purchase or exchange for cash or other consideration any Voting Stock and which consists of an offer to acquire more than 50% of the Total Current Voting Power of the Company.

      "Total Current Voting Power" shall mean, with respect to any entity, at the time of determination of Total Current Voting Power, the total number of votes which may be cast in the election of members of the board of directors of the corporation if all securities entitled to vote in the election of such directors are present and voted (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity).

      "Transfer" shall have the meaning ascribed to it in SECTION 2.2 hereof.

      "Transfer Restriction Termination Date" shall mean the earlier of (i) a Strategic Alliance Agreement Termination, or (ii) the second anniversary of the date of this Agreement.

      "Voting Stock" shall mean shares of the Company Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board of Directors of the Company.

      "Written Approval" shall mean receipt of a certificate signed by the Chief Executive Officer or Secretary of the Company providing consent to the matter for which Written Approval is required.

      "13D Group" means any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D pursuant to Rule 13d-1(a) of the rules and regulations promulgated under the Exchange Act or a Schedule 13G of the rules and regulations promulgated under the Exchange Act pursuant to Rule 13d-1(c) of the rules and regulations promulgated under the Exchange Act with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

                                   ARTICLE II
                   STANDSTILL OBLIGATIONS AND TRANSFER RESTRICTIONS

      2.1 THE PURCHASER'S STANDSTILL OBLIGATIONS.

            (a) During the Standstill Period, none of Purchaser, any Affiliate of Purchaser or any 13D Group of which Purchaser or any of its Affiliates is a member shall, without first obtaining Written Approval, directly or indirectly, acquire or Beneficially Own Voting Stock or authorize or make a tender offer, exchange offer or other offer to acquire Voting Stock, if the effect of such acquisition would be to increase the percentage of Total Current Voting Power of the Company represented by all Voting Stock Beneficially Owned by Purchaser and its Affiliates (and any 13D Group to which Purchaser and its Affiliates is a party) to more than the Standstill Limit.

            (b) Purchaser shall not be deemed to have violated its covenants under this SECTION 2.1 solely by virtue of (and only to the extent of) any increase in the aggregate percentage of the Total Current Voting Power of the Company represented by Voting Stock Beneficially Owned by Purchaser or its Affiliates if such increase is the result of a recapitalization of the Company, a repurchase of securities by the Company or other actions taken by the Company or any of the Company's Affiliates that have the effect of reducing the Total Current Voting Power of the Company.

            (c) During the Standstill Period, Purchaser shall promptly (and in no case later than 5 business days of such event) notify the Company if the aggregate Beneficial Ownership of Voting Stock of Purchaser and its Affiliates (and any 13D Group to which Purchaser and its Affiliates is a party) exceeds the aggregate Beneficial Ownership of Voting Stock specified in Purchaser's most recent prior notice to the Company under this SECTION 2.1(c) (or if no such notice has yet been given, the aggregate Beneficial Ownership of Voting Stock purchased pursuant to the Purchase Agreement) by more than 1% of the outstanding Voting Stock. Such notice shall specify the amount of Voting Stock Beneficially Owned by Purchaser and its Affiliates (and any 13D Group to which Purchaser and its Affiliates is a party) as of the date of the notice. Notwithstanding any provision of this SECTION 2.1(c) to the contrary, the provisions of this SECTION 2.1(c) requiring notice to the Company may be satisfied by the delivery by Purchaser to the Company of any Schedule 13D or Schedule 13G filed by Purchaser with respect to the Voting Stock (or any amendment thereto).

            (d) During the Standstill Period, Purchaser and its Affiliates shall not, without first obtaining Written Approval, solicit or participate in any solicitation of proxies with respect to any Voting Stock, nor shall they seek to advise or influence any person with respect to the voting of any Voting Stock (other than as otherwise provided or contemplated by this Agreement).

            (e) During the Standstill Period, Purchaser shall not, without first obtaining Written Approval, deposit any Voting Stock in a voting trust or, except as otherwise provided or contemplated herein, subject any Voting Stock to any arrangement or agreement with any third party with respect to the voting of such Voting Stock.

            (f) During the Standstill Period, Purchaser shall not, without first obtaining Written Approval, join a 13D Group (other than a group comprising solely Purchaser and its Affiliates) or other group, or otherwise act in concert with any third person for the purpose of acquiring, holding, voting or disposing of Voting Stock or Non-Voting Convertible Securities.

            (g) During the Standstill Period, Purchaser shall not, without first obtaining a Written Approval, otherwise act, alone or in concert with others, to seek control or influence the management, Board of Directors or policies of the Company.

      2.2 THE PURCHASER'S TRANSFER RESTRICTIONS.

            (a) Until the Transfer Restriction Termination Date, Purchaser shall not, directly or indirectly, sell, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, transfer the economic risk of ownership of, or otherwise dispose of (each, a "Transfer"), any Shares except:

                  (i) to the Company;

                  (ii) to a Purchaser Controlled Entity so long as such Purchaser Controlled Entity agrees, by executing a counterpart to this Agreement, to (A) hold such Shares subject to all of the provisions of this Agreement as if it were the Purchaser, and (B) promptly transfer such Shares to Purchaser or another Purchaser Controlled Entity if, prior to the Transfer Restriction Termination Date, it ceases to be a Purchaser Controlled Entity;

                  (iii) in response to a bona fide public tender offer or exchange offer subject to Regulation 14D or Rule 13e-3 of the rules and regulations promulgated under the Exchange Act for cash or other consideration which is made by or on behalf of the Company;

                  (iv) in response to a Third Party Tender Offer with respect to which the Board of Directors of the Company shall have recommended to the stockholders of the Company that they accept such offer pursuant to Rule 14d-9 of the rules and regulations promulgated under the Exchange Act;

                  (v) in response to an Opposed Tender Offer, PROVIDED, HOWEVER, that Purchaser's tender of shares into such Opposed Tender Offer is expressly conditioned upon receipt by the person making such Opposed Tender Offer of valid tenders which are not revoked or withdrawn as of the "scheduled expiration date" (as set forth in Item 1004(a)(1)(iii) of Regulation M-A of the rules and regulations promulgated under the Exchange Act (or any extension of such scheduled expiration or the expiration of any "subsequent offering period" as set forth in Rule 14d-11 of the rules and regulations promulgated under the Exchange Act, as the case may be) of shares of Voting Stock representing at least fifty-one percent (51%) of the Total Current Voting Power of the Company by persons other than the Purchaser, its Affiliates and any 13D Group of which Purchaser or any of its Affiliates is party.

                  (vi) in connection with a Change in Control of the Company which has received Board Approval.

                  (vii) After July 1, 2001, in a Transfer which (A) when taken together with all prior sales of Shares by Purchaser and its Affiliates does not exceed twenty percent (20%) of the total number of shares initially sold to Purchaser pursuant to the Purchase Agreement (as adjusted for reorganizations, stock splits, stock dividends, and similar events); (B) is made in compliance with Rule 144 of the rules and regulations promulgated under the Securities Act or pursuant to a private placement in which the Company has received an opinion of counsel reasonably acceptable to the Company that an exemption from registration is available; and (C) is made without public disclosure other than as may be required pursuant to Rule 144 of the rules and regulations promulgated under the Securities Act, pursuant to disclosure requirements of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, or under other applicable law, in each case solely to the minimum extent required under such rule, regulation or law. Notwithstanding anything to the contrary contained in this subparagraph, (x) Purchaser shall not, prior to the Transfer Restriction Termination Date, without first obtaining Written Approval, Transfer Shares to any person or 13D Group of which Purchaser has knowledge, after due investigation, will hold (including the Shares to be received in the transfer) more than ten percent (10%) (other than through resales on the open market through unsolicited broker's transactions or through transactions directly with a market maker in which the market maker is not soliciting purchasers of the shares on behalf of the Purchaser, its Affiliates, or any 13G Group of which Purchaser or any Affiliate of Purchaser is a party) of the Current Voting Power of the Company; (y) Purchaser shall not Transfer more than five percent (5%) of the total number of shares initially sold to Purchaser pursuant to the Purchase Agreement (as adjusted for reorganizations, stock splits, stock dividends and similar events) in any single five (5) trading day period, and (z) Purchaser shall not Transfer more than two percent (2%) of the total number of shares initially sold to Purchaser pursuant to the Purchase Agreement (as adjusted for reorganizations, stock splits, stock dividends and similar events) in any single trading day.

            (b) During the pendency of a Competitor Offer, the restrictions on Transfer set forth in SECTION 2.2(a) hereof shall be suspended.

            (c) Any attempted sale, transfer or other disposition of Shares by a Purchaser, a Purchaser Controlled Entity or any other person that is a party to this Agreement that is not in compliance with this SECTION 2.2, shall be null and void ab initio.

      2.3 COMPANY NOTICE TO PURCHASER. In the event that, during the Standstill Period, the Company's Board of Directors resolves to seek a potential acquiror of the Company, and directs the Company's executive officers to seek offers from multiple (three or more) potential acquirors, the Company shall within five (5) days of such resolution give notice of the Company's intention to seek offers for the acquisition of the Company.

                                  ARTICLE III
                             VOTING OBLIGATIONS

      3.1 THE PURCHASER'S VOTING OBLIGATIONS.

            (a) During the Standstill Period, Purchaser shall take such action as may be required so that all Shares Beneficially Owned by Purchaser or any Purchaser Controlled Corporation (and shall use commercially reasonable efforts to cause any Shares held by an Affiliate of Purchaser or any 13D Group of which Purchaser or any Affiliate of Purchaser is a party) are voted for or cast or cause to be voted or cast in the same manner and proportion as the votes cast by the holders of the Voting Securities other than Purchaser or any Affiliate of Purchaser (or any 13D Group of which Purchaser or any Affiliate of Purchaser is a party).

      (b) During the Standstill Period, Purchaser, as the holder of shares of Voting Stock, shall be present, in person or by proxy, (and shall cause any Purchaser Controlled Corporations holding Voting Stock to be so present and shall use reasonable efforts to cause its Affiliates holding Voting Stock to be so present) at all meetings of stockholders of the Company so that all shares of Voting Stock and any Purchaser Controlled Corporation may be counted for purposes of determining the presence of a quorum at such meetings.

      (c) During the Standstill Period, Purchaser agrees not to exercise (and to cause any Purchaser Controlled Corporation not to exercise and to use commercially reasonable efforts to cause any Affiliate of Purchaser and any 13D Group of which Purchaser or any Affiliate of Purchaser is a party not to exercise) dissenter's rights, if any, that it may have with respect to the Shares under applicable law in connection with any merger, consolidation or other reorganization which is approved by the Company's Board of Directors and if such transaction is a pooling-of-interests transaction, Purchaser hereby covenants to enter (and to cause any Purchaser Controlled

Corporation to enter and to use commercially reasonable efforts to cause any Affiliate of Purchaser and any 13D Group of which Purchaser or any Affiliate of Purchaser is a party to enter) into a standard pooling affiliate lock-up agreement if requested by the Company and if required to maintain pooling-of-interests treatment with respect to such transaction (based upon the recommendation of an independent accounting firm retained by either the Company or the potential acquiror of the Company), regardless of the manner in which Purchaser (or any Purchaser Controlled Corporation or any Affiliate of Purchaser or any 13D Group of which Purchaser or any Affiliate of Purchaser is a party) voted or cast Shares Owned by Purchaser with respect to such transaction pursuant to paragraph (a) above.

                                   ARTICLE IV
                                 MISCELLANEOUS

      4.1 GOVERNING LAW; JURISDICTION AND VENUE.

            (a) This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

            (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each party to this Agreement:

                  (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of Delaware (and each appellate court located in the State of Delaware in connection with any such legal proceeding, including to enforce any settlement, order or award;

                  (ii) agrees that each state and federal court located in the State of Delaware shall be deemed to be a convenient forum; and

                  (iii) waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Delaware, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court.

            (c) Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this SECTION 4.1 by the state and federal courts located in the State of Delaware and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Delaware or any other jurisdiction.

      4.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated by the Purchase Agreement.

      4.3 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that Purchaser may, without the prior written approval of the Company, assign this Agreement and its rights and obligations hereunder, in connection with a transfer of Shares as provided in Section 2.2 hereof and Company may, without the prior written approval of Purchaser, assign this Agreement and its rights and obligations hereunder to a holding company in the event of the reorganization of Company into a holding company structure. Except as provided herein, any assignment of rights or delegation of duties under this Agreement by a party without the prior written consent of other parties shall be void ab initio. Subject to the preceding two sentences, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      4.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the agreements referred to herein constitute the full and entire understanding and agreement between the parties with regard to the subject hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein and in the agreements referred to herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

      4.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be made in the manner and to the addresses set forth in the Purchase Agreement.

      4.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to a party under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

      4.7 EXPENSES. Except as otherwise specifically provided herein, the Company and Purchaser shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

      4.8 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without bond, to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled by law or equity, and any party sued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate.

      4.9 STOP TRANSFER ORDERS; LEGENDS. The stock certificates representing the Shares shall bear legends, and be subject to stop transfer orders as provided in the Purchase Agreement.

      4.10 FURTHER ASSURANCES. The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby. Neither the Company nor Purchaser shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to them set forth in this Agreement and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable the obligations herein and therein required to be performed by them.

      4.11 FACSIMILE; COUNTERPARTS. This Agreement may be executed by facsimile and in any number of counterparts, each of which may be executed by fewer than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

      4.12 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; PROVIDED, that no such severability shall be effective if it materially changes the economic impact of this Agreement on any party.

      4.13 INTERPRETATION.

            (a) The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

            (b) Each party hereto acknowledges that it has been represented by competent counsel and participated in the drafting of this Agreement, and agrees that any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

            (c) When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule to this Agreement unless otherwise indicated.

      4.14 ATTORNEYS' FEES. In any action at law or suit in equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

                 [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   COMMERCE ONE, INC.


                                   By:           /s/ Robert. M. Tarkoff
                                      ----------------------------------------
                                       Name:   Robert M. Tarkoff
                                       Title:  Senior Vice President, Corporate
                                               Development and General Counsel

                                   SAP AG


                                   By:         /s/ Prof. Dr. Henning Kagermann
                                      ----------------------------------------
                                       Name:  Prof. Dr. Henning Kagermann
                                       Title: Member of the Executive Board


                                   By:   /s/ Werner Sinzig
                                      ----------------------------------------
                                       Name:  Werner Sinzig
                                       Title: Prokurist






                     [STANDSTILL AND STOCK RESTRICTION AGREEMENT]